                                                                   EXHIBIT 10.16


                                      NOTE

$   5,000,000.00                        Costa Mesa, California,  March 15, 1997

On July 31, 1998      , and as hereinafter provided, for value received, the
undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its ORANGE CO. REGIONAL office, the principal sum of
$5,000,000.00 MAXIMUM      or such sums up to the maximum if so stated, as the
Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of
disbursement or      N/A      , whichever is later, on the unpaid principal
balance [ ] at the rate of 0.000 % per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $250.00 , whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, interest shall [ ] monthly [ ] quarterly [ ] included with principal [ ] in addition to principal [ ] beginning April 30,
1997      , and if not so paid shall become a part of the principal. All payments shall be applied first to any late charges owing, then to interest and the remainder, if any, to principal. [ ] (If checked), Principal shall be
payable in installments of $      , or more, each installment on the      day of
each      , beginning Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

    Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should default be made in the payment of principal or interest when due, or in the performance or observance, when due, of any item, covenant or condition of any deed of trust, security agreement or other agreement (including amendments or extensions thereof) securing or pertaining to this note, at the option of the holder hereof and without notice or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

    Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor; or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

    If any installment payment, interest payment, principal payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay Bank a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any payment past due or less than the total unpaid principal balance after maturity.

    If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorneys fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service or process by any means authorized by California law.

    No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

        See LIBOR Addendum attached

                                           ATL PRODUCTS, INC.
                                           By
---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------

---------------------------------------    -------------------------------------

                           GENERAL SECURITY AGREEMENT
                   (TANGIBLE AND INTANGIBLE PERSONAL PROPERTY)

This Agreement is executed on March 15, 1997, by ATL PRODUCTS, INC.
(hereinafter called "Obligor"). In consideration of financial accommodations given, to be given or continued, the Obligor grants to IMPERIAL BANK (hereinafter called "Bank") a security interest in (a) all property (i) delivered to Bank by Obligor, (ii) which shall be in Bank's possession or control in any matter or for any purpose, (iii) described below, (iv) now owned or hereafter acquired by Obligor of the type or class described below and/or in any supplementary schedule hereto, or in any financing statement filed by Bank and executed by or on behalf of Obligor; (b) the proceeds, increase and products of such property, all accessions thereto, and all property which Obligor may receive on account of such collateral which Obligor will immediately deliver to Bank (collectively referred to as "Collateral") to secure payment and performance of all of Obligor's present or future debts or obligations to Bank, whether absolute or contingent (hereafter referred to as "Debt"). Unless otherwise defined, words used herein have the meanings given them in the California Uniform Commercial Code.

Collateral:

A. VEHICLE, VESSEL, AIRCRAFT:

------------------------------------------------------ ----------------- ----------------- -----------------
                                                        Identification      License or
      Year         Make/Manufacturer      Model         and Serial No.   Registration No.    New or Used
------------------ ----------------- ----------------- ----------------- ----------------- -----------------


------------------------------------------------------------------------------------------------------------

Engine or other equipment:
                          ------------------------------------------------------
(For aircraft - original ink signature on copy to FAA)

B.   DEPOSIT ACCOUNTS:

Type             Account Number                  Amount $
     -----------                 --------------            -------------------

In name of                            Depository
             -----------------------             -----------------------------
AND ALL EXTENSIONS OR RENEWALS THEREOF:

C.   ACCOUNTS, INTANGIBLES AND OTHER: (Describe)

        All personal property, whether presently existing or hereafter created or acquired, including but not limited to: All accounts, chattel paper, documents, instruments, money, deposit accounts and general intangibles including returns, repossessions, books and records relating thereto, and equipment containing said books and records. All goods including equipment and inventory. All proceeds including, without limitation, insurance proceeds. All guarantees and other security therefor.

The collateral not in Bank's possession will be located at: see Addendum attached

[ ] If checked, the Obligor is executing this Agreement as an Accommodation Debtor only and the Obligor's liability is limited to the security interest granted in the Collateral described herein. The party being accommodated is

("Borrower").

All the terms and provisions on the reverse side hereof are incorporated herein as though set forth in full, and constitute a part of this Agreement.

                                       Signature
                                  (Indicate title, if
           Name                       applicable)                      Address

ATL PRODUCTS, INC.
----------------------------   ---------------------------    --------------------------
                               BY

----------------------------   ---------------------------    --------------------------


----------------------------   ---------------------------    --------------------------

Obligor represents, warrants and agrees:

1. Obligor will immediately pay (a) any Debt when due, (b) Bank's costs of collecting the Debt, of protecting, insuring or realizing on Collateral, and any expenditure of Bank pursuant hereto, including attorneys' fees and expenses, with interest at the rate of 24% per year, or the rate applicable to the Debt, whichever is less, from the date of expenditure, and (c) any deficiency after realization of Collateral.

2. Obligor will use the proceeds of any loan that becomes Debt hereunder for the purpose indicated on the application therefore, and will promptly contract to purchase and pay the purchase price of any property which becomes Collateral hereunder from the proceeds of any loan made for that purpose.

3. As to all Collateral in Obligor's possession (unless specifically otherwise agreed to by Bank in writing), Obligor will:

        (a) Have, or has, possession of the Collateral at the location disclosed to Bank and will not remove the Collateral from the location.

        (b) Keep the Collateral separate and identifiable.

        (c) Maintain the Collateral in good and saleable condition, repair it if necessary, clean, feed, shelter, water, medicate, fertilize, cultivate, irrigate, prune and otherwise deal with the Collateral in all such ways as are considered good practice by owners of like property, use it lawfully and only as permitted by insurance policies, and permit Bank to inspect the Collateral at any reasonable time.

        (d) Not sell, contract to sell, lease, encumber or transfer the Collateral (other than inventory Collateral) until the Debt has been paid, even though Bank has a security interest in proceeds of such Collateral.

4. As to Collateral which is inventory and accounts, Obligor:

        (a) May, until notice from Bank, sell, lease or otherwise dispose of inventory Collateral in the ordinary course of business only, and collect the cash proceeds thereof.

        (b) Will, upon notice from Bank, deposit all cash proceeds as received in a demand deposit account with Bank, containing only such proceeds and deliver statements identifying units of inventory disposed of, accounts which gave rise to proceeds, and all acquisitions and returns of inventory as required by Bank.

        (c) Will receive in trust, schedule on forms satisfactory to the Bank and deliver to Bank all non-cash proceeds other than inventory received in trade.

        (d) If not in default, may obtain release of Bank's interest in individual units of inventory upon request, therefore, payment to Bank of the release price of such units shown on any Collateral schedule supplementary hereto, and compliance herewith as to proceeds thereof.

5. As to Collateral which are accounts, chattel paper, general intangibles and proceeds described in 4(c) above, Obligor warrants, represents and agrees:

        (a) All such Collateral is genuine, enforceable in accordance with its terms, free from default, prepayment, defense and conditions precedent (except as disclosed to and accepted by Bank in writing), and is supported by consecutively numbered invoices to, or rights against, the debtors thereon. Obligor will supply Bank with duplicate invoices or other evidence of Obligor's rights on Bank's request;

        (b) All persons appearing to be obligated on such Collateral have authority and capacity to contract;

        (c) All chattel paper is in compliance with law as to form, content and manner of preparation and execution and has been properly registered, recorded, and/or filed to protect Obligor's interest thereunder;

        (d) If an account debtor shall also be indebted to Obligor on another obligation, any payment made by him not specifically designated to be applied on any particular obligation shall be considered to be a payment on the account in which Bank has a security interest. Should any remittance include a payment not on an account, it shall be delivered to Bank and, if no event of default has occurred, Bank shall pay Obligor the amount of such payment;

        (e) Obligor agrees not to compromise, settle or adjust any account or renew or extend the time of payment thereof without Bank's prior written consent.

6. Obligor owns all Collateral absolutely, and no other person has or claims any interest in any Collateral, except as disclosed to and accepted by Bank in writing. Obligor will defend any proceeding which may affect title to or Bank's security interest in any Collateral, and will indemnify and hold Bank free and harmless from all costs and expenses of Bank's defense.

7. Obligor will pay when due all existing or future charges, liens or encumbrances on and all taxes and assessments now or hereafter imposed on or affecting the Collateral and, if the Collateral is in Obligor's possession, the realty on which the Collateral is located.

8. Obligor will insure the Collateral with Bank as loss payee in form and amounts with companies, and against risks and liability satisfactory to Bank, and hereby assigns such policies to Bank, agrees to deliver them to Bank at Bank's request, and authorizes Bank to make any claim thereunder, to cancel the insurance on Obligor's default, and to receive payment of any endorse any instrument in payment of any loss or return premium. If Obligor should fail to deliver the required policy or policies to the Bank, Bank may, at Obligor's cost and expense, without any duty to do so, get and pay for insurance naming as the insured, at Bank's option, either both Obligor and Bank, or only Bank, and the cost thereof shall be secured by this Security Agreement, and shall be repayable as provided in Paragraph 1 above.

9. Obligor will give Bank any information it requires. All information at any time supplied to Bank by Obligor (including, but not limited to, the value and condition of Collateral, financial statements, financing statements, and statements made in documentary Collateral) is correct and complete, and Obligor will notify Bank of any adverse change in such information. Obligor will promptly notify Bank of any change or Obligor's residence, chief executive office or mailing address.

10. Bank is irrevocably appointed Obligor's attorney-in-fact to do any act which Obligor is obligated hereby to do, to exercise such rights as Obligor may exercise, to use such equipment as Obligor might use, to enter Obligor's premises to give notice of Bank's security interest, and to collect Collateral and proceeds and to execute and file in Obligor's name any financing statements and amendments thereto required to perfect Bank's security interest hereunder, all to protect and preserve the Collateral and Bank's rights hereunder. Bank may:

        (a) Endorse, collect and receive delivery or payment of instruments and documents constituting Collateral;

        (b) Make extension agreements with respect to or affecting Collateral, exchange it for other Collateral, release persons liable thereon or take security for the payment thereof, and compromise disputes in connection therewith;

        (c) Use or operate Collateral for the purpose of preserving Collateral or its value and for preserving or liquidating Collateral.

11. If more than one signs this Agreement, their liability is joint and several. Any Obligor who is married agrees that recourse may be had against separate property for the Debt. Discharge of any Obligor except for full payment, or any extension, forbearance, change of rate of interest, or acceptance, release or substitution of Collateral or any impairment or suspension of Bank's rights against an Obligor, or any transfer of an Obligor's interest to another shall not affect the liability of any other Obligor. Until the Debt shall have been paid or performed in full, Bank's rights shall continue even if the Debt is outlawed. All Obligors waive:
(a) any right to require Bank to proceed against any Obligor before any other, or to pursue any other remedy; (b) presentment, protest and notice of protest, demand and notice of nonpayment, demand or performance, notice of sale, and advertisement of sale; (c) any right to the benefit of or to direct the application of any Collateral until the Debt shall have been paid; (d) and any right of subrogation to Bank until Debt shall have been paid or performed in full.

12. Upon default, at Bank's option, without demand or notice, all or any part of the Debt shall immediately become due. Bank shall have all rights given by law, and may sell, in one or more sales, Collateral in any county where Bank has an office. Bank may purchase at such sale. Sales for cash or on credit to a wholesaler, retailer or user of the Collateral, or at public or private auction, are all to be considered commercially reasonable. Bank may require Obligor to assemble the Collateral and make it available to Bank at the entrance to the location of the Collateral, or a place designated by Bank.

        Defaults shall include:

        (a) Obligor's failure to pay or perform this or any agreement with Bank or breach of any warranty herein, or Borrower's failure to pay or perform any agreement with Bank.

        (b) Any change in Obligor's or Borrower's financial condition which in Bank's judgment impairs the prospect of Borrower's payment or performance.

        (c) Any actual or reasonably anticipated deterioration of the Collateral or in the market price thereof which causes it, in Bank's judgment, to become unsatisfactory as security.

        (d) Any levy or seizure against Borrower or any of the Collateral.

        (e) Death, termination of business, assignment for creditors, insolvency, appointment of receiver, or the filing of any petition under bankruptcy or debtor's relief laws of, by or against Obligor or Borrower or any guarantor of the Debt.

        (f) Any warranty or representation which is false or is believed in good faith by Bank to be false.

13. Bank's acceptance of partial or delinquent payments or the failure of Bank to exercise any right or remedy shall not waive any obligation to Obligor or Borrower or right of Bank to modify this Agreement, or waive any other similar default.

14. On transfer of all or any part of the Debt, Bank may transfer all or any part of the Collateral. Bank may deliver all or any part of the Collateral to any Obligor at any time. Any such transfer or delivery shall discharge Bank from all liability and responsibility with respect to such Collateral transferred or delivered. This Agreement benefits Bank's successors and assigns and binds Obligor's heirs, legatees, personal representatives, successors and assigns. Obligor agrees not to assert against any assignee of Bank any claim or defense that may exist against Bank. Time is of the essence. This Agreement and supplementary schedules hereto contain the entire security agreement between Bank and Obligor. Obligor will execute any additional agreements, assignments or documents reasonably required by Bank to carry this Agreement into effect.

15. This Agreement shall be governed by and construed in accordance with the laws of the State of California, to the jurisdiction of whose courts the Obligor hereby agrees to submit. Obligor agrees that service of process may be accomplished by any means authorized by California law. All words used herein in the singular shall be considered to have been used in to plural where the context and construction so require.

March 15, 1997


IMPERIAL BANK ("Bank")                              Borrower: ATL Products, Inc.
695 Town Center Drive
Costa Mesa, California 92626

Subject:    Credit Terms and Conditions (the "Agreement")

Gentlemen:

Subject to the terms and conditions of the Loan Documents (as defined below), IMPERIAL BANK ("Bank" or "you") shall make loans to ATL Products, Inc. ("Borrower") from time to time as advances are requested by Borrower until July 31, 1998, not to exceed, in the aggregate, $5,000,000. To induce Bank to make loans to Borrower and in consideration of any loan or loans Bank may make to Borrower, Borrower warrants and agrees as follows:

A. Borrower Represents and Warrants that:

1. EXISTENCE AND RIGHTS. Borrower is a corporation and is duly organized, existing and in good standing under the laws of the State of Delaware and is authorized and in good standing to do business in the State of California; Borrower has powers and adequate authority, rights and franchises to own its property and to carry on its business as now conducted, and is duly qualified and in good standing in each State where failure to so qualify would have a material adverse effect on the operations of Borrower and Borrower has the power and adequate authority to make and carry out this Agreement. Borrower has no investment in any other business entity.

2. AGREEMENT AUTHORIZED. The execution, delivery and performance of this Agreement are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority; are not in contravention of or in conflict with any law or regulation or any term or provision of Borrower's articles of incorporation, by-laws, or Articles of Association, as the case may be, and this Agreement is the valid, binding and legally enforceable obligation of Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general principals of equity.

3. NO CONFLICT. The execution, delivery and performance of this Agreement are not in contravention of or in conflict with any agreement, indenture or undertaking to which Borrower is a party or by which it or any of its property may be bound or affected, and do not cause any lien, charge or other encumbrance to be created or imposed upon any such property by reason thereof.

4. LITIGATION. There is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority

(involving in excess of $100,000). Borrower also agrees to notify you in writing of any future litigation threatened against or affecting borrower that is reasonably likely to result in damages or costs to Borrower in excess of $100,000.

5. FINANCIAL CONDITION. The balance sheet of Borrower as of December 31, 1996, and the related profit and loss statement for the nine (9) months ended on that date, a copy of which has heretofore been delivered to you by Borrower, and all other statements and data submitted in writing by Borrower to you in connection with this request for credit are materially true and correct, and said balance sheet and profit and loss statement fairly present the financial condition of Borrower as of the date thereof and the results of operations for the period covered thereby, and has been prepared in accordance with generally accepted accounting principles on a basis consistently maintained. Since such date there have been no material adverse changes in the financial condition or business of Borrower. Borrower has no knowledge of any liabilities, contingent or otherwise, at such date not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a materially adverse effect upon its financial condition, operations or business as not conducted.

6. TITLE TO ASSETS. Borrower has good title to its assets, and the same are not subject to any liens or encumbrances other than those permitted by Section C.3 hereof.

7. TAX STATUS. Borrower has no liability for any delinquent state, local or federal taxes, and, if Borrower has contracted with any government agency, Borrower has no liability for renegotiation of profits.

8. TRADEMARKS, PATENTS. Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with the valid trademarks, trade names, copyrights, patents and license rights of others.

9. REGULATION U. The proceeds of the notes have not been used to purchase or carry margin stock (as defined within Regulation U of the Board of Governors of the Federal Reserve system).

B. Borrower agrees that so long as it is indebted to you, under borrowings, or other indebtedness, it will, unless you shall otherwise consent in writing:

1. RIGHTS AND FACILITIES. Maintain and preserve all rights, franchises and other authority adequate for the conduct of its business; maintain its properties, equipment and facilities in good order and repair; conduct its business in an orderly manner without voluntary interruption and, if a corporation or partnership, maintain and preserve its existence.

2. INSURANCE. Maintain public liability, property damage and workers' compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses and/or in the exercise of good business judgment and as to property insurance have Bank named in a Lenders Loss Payee Endorsement form 438BFU or equivalent

3. TAXES AND OTHER LIABILITIES. Pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and all its other liabilities at any time existing, except to the extent and so long as:

    (a) The same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition or the loss of any right of redemption from any sale thereunder; and

    (b) It shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting practice) deemed by it adequate with respect thereto.

4. FINANCIAL COVENANTS. Maintain the following financial covenants, to be tested on a quarterly basis, for the periods set forth below, all as computed and determined in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower:

    (a) Maintain a minimum TANGIBLE NET WORTH, defined as the excess of all tangible assets (excluding any value for goodwill, trademarks, patents, copyrights, organization expenses and other similar intangible items), less its liabilities, of not less than $8,750,000 for the period ending March 31, 1997, and increasing by (i) 90% of net profit after taxes for each reporting period thereafter, and with no offset for losses, and (ii) 100% of the aggregate net proceeds received by Borrower or their Subsidiaries upon issuance of capital stock after March 31, 1997.

    (b) Maintain a maximum LEVERAGE RATIO, defined as its total liabilities to its Tangible Net Worth, of not more than 4.00 to 1, beginning with the period ending March 31, 1997, and thereafter.

    (c) Maintain a minimum QUICK RATIO, defined as the ratio of Borrower's cash and cash equivalents plus accounts receivables to its current liabilities, of not less than 1.05 to 1, beginning with the period ending March 31, 1997, and thereafter.

    (d) Maintain NET PROFITABILITY AFTER TAXES of not less than $1.00 per fiscal quarter, beginning with the period ending March 31, 1997, and thereafter.

5. RECORDS AND REPORTS. Maintain a standard and modern system of accounting in accordance with generally accepted accounting principles on a basis consistently maintained; permit your representatives to have access to, and to examine its properties, books and records, upon reasonable notice and at all reasonable times during normal business hours; and furnish you:

    (a) As soon as available, and in any event within thirty (30) days after the close of each month of each fiscal year of Borrower, commencing with the month next ending, a balance sheet, profit and loss statement and reconciliation of Borrower's capital accounts as of the close of such period and covering operations for the portion of Borrower's fiscal year ending on the last day of such period, all in reasonable detail and stating in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared in accordance with generally accepted accounting principles on a basis consistently maintained by Borrower and certified by an appropriate officer of Borrower, subject, however, to year-end audit adjustments. When the month end is a fiscal quarter end, Borrower to provide the financial information listed above in Form 10-Q, along with a covenant compliance worksheet certified by an officer of Borrower, within 45 days of quarter-end;

    (b) As soon as available, and in any event within ninety (90) days after the close of each fiscal year of Borrower, a report of audit of Company as of the close of and for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the close of and for the previous fiscal year, with the unqualified opinion of independent certified public accountants satisfactory to you, accompanied by a covenant compliance worksheet certified by an officer of Borrower;

    (c) Promptly after the receipt thereof by Borrower, copies of any detailed audit reports submitted to Borrower by independent accountants in connection with each annual or interim audit of the accounts of Borrower made by such accountants;

    (d) Budgets, operating plans, and such other information relating to the affairs of Borrower as you reasonably may request from time to time.

6. NOTICE OF DEFAULT. Promptly notify Bank in writing of the occurrence of any Event of Default hereunder or any event which upon notice and lapse of time would be an Event of Default.

7. BUSINESS ACCOUNTS. Maintain all primary business deposit accounts at Bank.

C. Borrower agrees that so long as it is indebted to you, it will not, without your written consent:

1. TYPE OF BUSINESS; MANAGEMENT. Make any substantial change in the character of its business; or make any change in its executive management.

2. OUTSIDE INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness for borrowed moneys other than loans from you except obligations now existing as shown in the financial statement dated December 31, 1996, excluding those being refinanced by Bank; or sell or transfer, either with or without recourse, any accounts or notes receivable or any moneys due to become due, or in the financial statement dated 12/31/96, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower.

3. LIENS AND ENCUMBRANCES. Create, incur, or assume any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than liens for taxes not delinquent and liens in your favor.

4. LOANS, INVESTMENTS, SECONDARY LIABILITIES. Make any loans or advances to any person or other entity other than in the ordinary course and normal course of its business as now conducted or make any investment in the securities of any person or other entity other than the United States Government; or guarantee or otherwise become liable upon the obligation of any person or other entity, except by endorsement of negotiable instruments for deposit or collection in the ordinary and normal course of its business, provided, however, that the following loans and investments shall be permitted under this Section C.4:

    a. (i) commercial paper maturing no more that one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
    (ii) certificates of deposit maturing more than one (1) year from the date of investment therein issued by Bank;

    b. extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

    c. investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

    d. investments consisting of (i) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business ,
    (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower, (iii) other loans to officers and employees approved by the Board of Directors in an amount not to exceed in any one fiscal year $50,000 per officer or director or $200,000 in the aggregate for all such employees or directors; and

    e. investments of Borrower not otherwise permitted hereunder, aggregating not in excess of $50,000 at any one time.

5. ACQUISITION OR SALE OF BUSINESS; MERGER OR CONSOLIDATION. Purchase or otherwise acquire the assets or business of any person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefor; or sell any assets except in the ordinary and normal course of its business as now conducted; or sell, lease, assign, or transfer any substantial part of its business or fixed assets, or any property or other assets necessary for the continuance of its business as now conducted, including without limitation the selling of any property or other asset accompanied by the leasing back of the same.

6. DIVIDENDS, STOCK PAYMENTS. Declare or pay any dividend (other than dividends payable in common stock of Borrower) or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock.

7. CAPITAL EXPENDITURES. Make or incur obligations for capital expenditures in excess of $2,200,000 for the fiscal year ending March 31, 1998 or $2,000,000 for the fiscal year ending March 31, 1999.

D. The occurrence of any of the following events of default (individually an "Event of Default") shall, at your option, terminate your commitment to lend and make all sums of principal and interest then remaining unpaid on all Borrower's indebtedness to you immediately due and payable, all without demand, presentment or notice, all of which are hereby expressly waived:

1. FAILURE TO PAY NOTE. Failure to pay any installment of principal of or interest on any indebtedness of Borrower to you.

2. BREACH OF COVENANT. Failure of Borrower to perform any material term or condition of this Agreement binding upon Borrower.

3. BREACH OF WARRANTY. Any of Borrower's representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect.

4. INSOLVENCY; RECEIVER OR TRUSTEE. Borrower shall become insolvent; or admit its inability to pay its debts as they mature; or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business.

5. JUDGMENTS, ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 10 days or in any event later than five days prior to the date of any proposed sale thereunder.

6. BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower and, if instituted against it, shall be consented to; provided, however, with respect to an involuntary petition in bankruptcy such petition shall not have been dismissed within 60 days after the filing thereof.

E. Miscellaneous Provisions.

1. FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of imperial Bank or any holder of Notes issued hereunder, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this agreement or any note issued in connection with a loan that Imperial Bank may make hereunder, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

2. CONFLICTS. In the event of a conflict between this Agreement and any other related document, including but not limited to the General Security Agreement, Note, Agreement to Provide insurance and Disbursement Instructions, each dated of even date herewith (together with this Agreement, the "Loan Documents"), the terms and conditions of this Agreement shall prevail.

 3. CURE. Upon the occurrence of an Event of Default other than non-payment of amounts due to Bank under the Loan Documents, the Borrower shall have 30 days from notice from Bank within which to cure any such default. Borrower shall have five days from the due date of any payment within which to cure such payment default.


ATL Products, Inc.

BY:
    ---------------------------

ITS:
    ---------------------------

Accepted and Agreed to:
IMPERIAL BANK

BY:
    ---------------------------

ITS:
    ---------------------------

                                 LIBOR ADDENDUM


This Libor Addendum ("Addendum") is dated as of March 15, 1997, and is by and between ATL PRODUCTS, INC. ("Borrower") and Imperial Bank ("Bank"). This Addendum amends and supplements the Note to which it is attached (the "Note") and forms a part of and is incorporated into the Note.

     In the event of any inconsistency between the terms herein and the terms of the Note, the terms herein shall in all cases govern and control. All capitalized terms herein, unless otherwise defined herein, shall have the meanings set forth in the Note.

     1. ADVANCES

     1.1 Prime Loans. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to Bank's Prime Rate shall be referred to herein as "Prime Loans" and each such advance shall be a "Prime Loan." Each Prime Loan shall bear interest at an annual rate equal to the sum of
0.000 % plus the Bank's Prime Rate. "Prime Rate" shall mean the rate of interest publicly announced by Bank from time to time in Inglewood, California, as its prime rate for lending. The Prime Rate is not intended to be the lowest rate of interest charged by Bank in connection with extensions of credit to borrowers.

     1.2 Libor Loans. Advances permitted pursuant to the terms of the Note or this Addendum which bear interest in relation to the Libor Rate shall be referred to herein as "Libor Loans" and each such advance shall be a "Libor Loan." Each Libor Loan shall bear interest at the Libor Rate, as defined below. A Libor Loan shall be in the minimum amount of One Million Dollars ($1,000,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000). No Libor Loan shall be made after the last Business Day that is at least three (3) months prior to the Maturity Date described in the Note.

     2. INTEREST ON LIBOR LOANS.

     2.1 Rate of Interest. Each Libor Loan shall bear interest on the unpaid principal amount thereof from the Loan Date through the date paid (whether by acceleration or otherwise) at a rate equal to the sum of 2.250% per annum plus the Libor Rate for the Interest Period.

        (a) "Loan Date" shall mean the date on which (i) a Libor Loan is made, a Libor Loan is continued, or a Prime Loan is converted to a Libor Loan.

        (b) "Interest Period" shall mean a period of thirty (30), sixty (60), or ninety (90) days, commencing on the applicable Loan Date, as selected by Borrower pursuant to Section 2.2; provided, however, that Borrower may not select an Interest Period that would otherwise extend beyond the Maturity Date of the Loan. Borrower may also select a twelve (12) month Interest Period if and when Bank notifies Borrower that such Interest Period is available, as determined by Bank in its sole discretion.

        (c) "Libor Rate" shall mean, for the applicable Interest Period for a Libor Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to (i) the Libor Base Rate for such Interest Period divided by (ii)
1.00 minus the Reserve Requirement Rate (expressed as a decimal fraction) for such Interest Period.

        (d) "Libor Base Rate" shall mean with respect to any Interest Period, the rate equal to the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of:

           (i) the offered rates per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears at 11:00 a.m., London time, on the Reuters Screen LIBOR Page on

                                 LIBOR ADDENDUM


the Business Day that is two (2) Business Days before the first day of such Interest Period, in each case if at least four (4) such offered rates appear on such page, or

           (ii) if clause (i) is inapplicable, (x) the offered rate per annum for deposits in U.S. Dollars for a period equal to such Interest Period which appears as of 11:00 a.m., London time on the Telerate Monitor on Telerate Screen 3750 on the Business Day which is two (2) Business Days before the first day of such Interest Period; or (y) if clause (x) above is inapplicable, the arithmetic mean (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the interest rates per annum offered by at least three (3) prime banks selected by Bank at approximately 11:00 a.m. London time, on the Business Day which is two (2) Business Days before such date for deposits in U.S. Dollars to prime banks in the London interbank market, in each case for a period equal to such Interest Period in an amount equal to the amount to which the Libor Rate applies.

        (e) "Business Day" means any day on which Bank is open for business in the State of California.

        (f) "Reuters Screen LIBOR Page" means the display designated as page LIBOR on the Reuters Monitor Money Rates Service or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks.

        (g) "Reserve Requirement Rate" means, for any Interest Period, the aggregate of the rates, effective as of the Business Day which is two (2) Business Days before the first day of the Interest Period, at which:

           (i) reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D) by member banks of the Federal Reserve System; and

           (ii) any additional reserves are required to be maintained by Bank by reason of any Regulatory Change against (x) any category of liabilities which includes deposits by reference to which the Libor Rate is to be determined as provided in the definition of "Libor Base Rate;" or (y) any category of extensions of credit or other assets which include Libor Loans.

        (h) "Regulatory Change" means, with respect to Bank, any change on or after the date of the Note and this Addendum in any Governmental Regulation, including the introduction of any new Governmental Regulation or the rescission of any existing Governmental Regulation.

        (i) "Governmental Regulation" means any (i) United States Federal, state or foreign law or regulation (including without limitation Regulation D); and
(ii) the adoption or making or any interpretation, application, directive or request applying to a class of lenders, including Bank, of or under any United States Federal, state, or any foreign law or regulation (whether or not having the force of law) by any court or by any governmental, central banking, monetary or taxing authority charged with the interpretation or administration of such law or regulation.

     2.2 Determination of Interest Rates. Subject to the terms and conditions of the Note and this Addendum, Borrower, at its option, may request an advance in the form of a Libor Loan, a continuation of a Libor Loan, or a conversion of a Prime Loan into a Libor Loan, only upon delivery to Bank of an irrevocable written notice received by Bank at least three (3) Business Days prior to the requested Loan Date, specifying (i) the principal amount of such Libor Loan,
(ii) the requested Loan Date, and (iii) the selected Interest Period. Upon receiving such notice, Bank shall determine (which determination shall be in accordance with Section 2.1 and shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the Libor Rate applicable to such Libor Loan two (2) Business Days prior to the Loan Date, and shall promptly give notice thereof (in writing or

                                 LIBOR ADDENDUM


by telephone confirmed in writing) to Borrower. If Borrower shall fail to notify Bank of its selected Interest Period for a Libor Loan (including the continuation of an existing Libor Loan or the conversion of a Prime Loan into a Libor Loan), the Borrower shall be deemed to have selected an Interest Period of three (3) months.

     2.3 Computation of Interest and Fees. All computations of interest and fees payable pursuant to the Note shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed (less the date of repayment).

     2.4 Recordation by Bank. Bank is hereby authorized to record the Loan Date, the applicable Interest Period, the principal amount, and the interest rate of each Libor Loan made (or continued or converted) by Bank, and the date and amount of each payment or prepayment of principal thereof, in Bank's records. Any such recordation shall constitute prima facie evidence of the accuracy of the information recorded; provided that the failure to make any such recordation shall not in any way affect the Borrower's obligations hereunder.

     3. CONVERSION TO PRIME LOANS.

     3.1 Election by Borrower. Subject to all the terms and conditions of this Addendum, Borrower may elect from time to time to convert a Libor Loan to a Prime Loan by giving Bank at least three (3) Business Days' prior irrevocable notice of such election, and any such conversion of a Libor Loan shall be made on the last day of the Interest Period with respect thereto.

     3.2 Failure of Notice by Borrower. If Borrower otherwise fails to give notice specifying its requests with respect to any Libor Loans that are scheduled to become due, such failure shall be deemed, in the absence of any notice from Borrower to the contrary, to be notice of a requested advance in the form of a Prime Loan in a principal amount equal to the amount of said Libor Loan.

     4. PREPAYMENTS.

     4.1 Voluntary Prepayment by Borrower. Subject to the terms and conditions of the Note and this Addendum, Borrower may, upon at least three (3) Business Days' irrevocable notice to Bank as provided herein, at any time and from time to time on any Business Day prepay any Prime Loan or Libor Loan in whole or in part, without penalty or premium, other than customary actual "Breakage Fees" and "Prepayment Costs" as defined below, resulting from prepayment of any Libor Loan prior to the expiration of the Interest Period relating thereto. The notice of prepayment shall specify the date and amount of the prepayment, and the Loan to which the prepayment applies. Each partial prepayment of a Libor Loan shall be in an amount not less than Fifty Thousand Dollars ($50,000) or such greater amount which is an integral multiple of Fifty Thousand Dollars ($50,000); provided, that unless a Libor Loan is prepaid in full, no prepayment shall be made if, after giving effect to such prepayment, the aggregate principal amount of Libor Loans having the same Interest Period shall be less than One Million Dollars ($1,000,000). Notice of prepayment having been delivered as aforesaid, the principal amount of the prepayment specified in such notice shall become due and payable on the prepayment date set forth in such notice. All payments of principal under this Section 4 shall be accompanied by accrued but unpaid interest on the amount being prepaid through the date of such prepayment.

     4.2 Breakage Fees. If for any reason (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or acceleration), Bank receives all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan, Borrower shall immediately notify Borrower's account officer at Bank and, on demand by Bank, pay Bank the Breakage Fees, defined as the amount (if any) by which (i) the additional interest which would have been payable on the amount so received had it not been received until the last day of such Interest Period exceeds (ii) the interest which would have been

                                 LIBOR ADDENDUM


recoverable by Bank (without regard to whether Bank actually so invests said funds) by placing the amount so received on the deposit in the certificate of deposit markets or the offshore currency interbank markets or United States Treasury investment products, as the case may be, for a period starting on the date on which it was so received and ending on the last day of such Interest Period at the interest rate determined by Bank in its reasonable discretion. Bank's determination as to such amount shall be conclusive and final, absent manifest error.

     4.3 Prepayment Costs. Borrower shall pay to Bank, upon the demand of Bank, such other amount or amounts as shall be sufficient (in the sole good faith opinion of Bank) to compensate it for any loss, costs or expense incurred by it as a result of any prepayment by Borrower (including voluntary or mandatory prepayment, voluntary or mandatory conversion of a Libor Loan into a Prime Loan, or prepayment due to acceleration) of all or part of the principal amount of a Libor Loan prior to the last day of the Interest Period for such Loan (including without limitation any failure by Borrower to borrow a Libor Loan on the Loan Date for such borrowing specified in the relevant notice of borrowing hereunder). Such costs shall include, without limitation, any interest or fees payable by Bank to lenders of funds obtained by it in order to make or maintain its loans based on the London interbank eurodollar market. Bank's determination as to such costs shall be conclusive and final, absent manifest error.

5. REMEDIES UPON EVENTS OF DEFAULT.

     5.1 Conversion to Prime Loans. If any Event of Default has occurred and is continuing under the Note or this Addendum, then in addition to all other remedies available to Bank under the Note, at the option of Bank and without demand or notice, all Libor Loans then outstanding shall be automatically converted to Prime Loans on the last day or each respective Interest Period for each Libor Loan.

     5.2 Indemnity. Borrower agrees to pay and indemnify Bank for, and to hold Bank harmless from, any and all cost, loss or expense (including without limitation any such cost, loss or expense arising from interest or fees payable by Bank to lenders of funds obtained by it in order to maintain its Libor Loans hereunder, or in its reemployment of funds obtained in connection with the making or maintaining of Libor Loans) which Bank may sustain or incur as a consequence of any default by Borrower in connection with or related to: (a) payment of the principal amount of or interest on Libor Loans, (b) making a borrowing or conversion of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or (c) making a prepayment of a Libor Loan after Borrower has given a notice thereof in accordance with this Addendum, or any prepayment (whether optional or mandatory) of any Libor Loan prior to the end of the applicable Interest Period for such Loan.

6. ADDITIONAL PROVISIONS REGARDING LIBOR LOANS.

     6.1 Libor Rate Taxes. All payments of principal, interest, fees, costs, expenses and all other amounts payable to Borrower pursuant to the Note and this Addendum shall be made free and clear of and without reduction by reason of all present and future income, stamp and other taxes or other charges whatsoever imposed, assessed, levied or collected by any national government or any political subdivision or taxing authority thereof or any organization of which it is a member (excluding (i) any taxes imposed on or measured by the overall net income or gross receipts of Bank by any such entity, and (ii) any taxes which would have been imposed even if no provisions for Libor Loans had appeared in this Addendum) (collectively, "Libor Taxes").

        If any Libor Taxes are required to be withheld from any amounts payable to Bank, Borrower shall pay such additional amounts as may be necessary so as to yield to Bank a net amount equal to the total amount of the payments provided for in this Addendum or under the Note which Bank would have received if such amounts had not been subject to Libor Taxes.

                                 LIBOR ADDENDUM


        If any Libor Taxes are payable directly by Borrower, they shall be paid by Borrower prior to the date on which penalties attach for failure to timely pay such Libor Taxes. Within forty five (45) days after the date on which payment of any such Libor Taxes is due pursuant to applicable law, Borrower will furnish Bank the original receipt for the full payment of such Libor Taxes or, if such is not available, evidence of such payment satisfactory in form and substance to Bank. Borrower shall indemnify and hold Bank harmless against, and will reimburse to Bank, upon demand, any incremental taxes, interest or penalties that may become payable by Bank as a result of any failure by Borrower to pay any Libor Taxes when due.

     6.2 Inability to Determine Fair Interest Rate. If at any time Bank, in its sole and absolute discretion, determines that: (i) the amount of the Libor Loans for periods equal to the corresponding Interest Periods are not available to Bank in the offshore currency interbank markets, (ii) the Libor Rate does not accurately reflect the cost to Bank of lending the Libor Loan, or (iii) by reason of any changes arising after the date of the Note affecting the London interbank eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in Sections
2.1 and 2.2 above, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, unless Bank and the Borrower agree in writing to a different interest rate applicable to Libor Loans, or until such time as Bank notifies Borrower that the circumstances giving rise to Bank's notice no longer exist. While such circumstances continue to exist, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first day of the then current Interest Period with respect thereto, to a Prime Loan.

     6.3 Illegality or Impracticability. If (i) due to any Government Regulation it shall become unlawful for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, or (ii) due to any contingency occurring after the date of the Note which has a material adverse effect on the London interbank eurodollar market, it has become impracticable for Bank to continue to fund or maintain any Libor Loans, or to perform its obligations hereunder, then Bank shall promptly give notice thereof to Borrower. Upon the giving of such notice, Bank's obligation to make Libor Loans shall terminate, and in such event, (x) any requested Libor Loan shall be treated as a request for a Prime Loan, (y) any Prime Loan that was to have been converted to a Libor Loan shall be continued as a Prime Loan, and (z) any outstanding Libor Loan shall be converted retroactively, on the first date of the then current Interest Period with respect thereto, to a Prime Loan.

     6.4 Governmental Regulations; Increased Costs. Borrower shall pay to Bank, within 15 days after demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any increased costs incurred by Bank that Bank determines are attributable to its making or maintaining of any Libor Loans to Borrower (such increases in costs and reductions in amount receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

        (a) imposes a new tax or changes the basis of taxation of any amounts payable to Bank under the Note or this Addendum in respect of any Libor Loans (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which such Bank has its principal office); or

        (b) imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits or other liabilities with or for the account of Bank (including any Libor Loans or any deposits referred to in the definition of Libor Base Rate); or

                                 LIBOR ADDENDUM


        (c) imposes any other condition affecting the Note (or any of such extensions of credit or liabilities); or

        (d) imposes or modifies a Governmental Regulation regarding capital adequacy which has or would have the effect of reducing the rate of return on capital of Bank or any person or entity controlling Bank ("Parent") as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change or compliance (taking into consideration its policies with respect to capital adequacy) by an amount deemed by Bank to be material.

        Bank will notify Borrower of any event occurring after the date of the Note which will entitle Bank to Additional Costs pursuant to this Section 6.4 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting forth the basis and amount of each request by Bank for Additional Costs under this Section 6.4. Determinations and allocations by Bank for purposes of this
Section 6.4 of the effect of any Regulatory Change on its costs of maintaining its obligations to make Libor Loans or of making or maintaining Libor Loans or on amounts receivable by it in respect of Libor Loans, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive and final, absent manifest error.

        This Addendum is executed as of the date first written above.

BORROWER                                   BANK
                                           IMPERIAL BANK,
ATL PRODUCTS, INC.                         a California banking corporation,
-----------------------------              -------------------------------------

a                                          By
-----------------------------              -------------------------------------
                                                 Officer Name
By                                               Its   OFFICER TITLE
-----------------------------              -------------------------------------

Its
-----------------------------


By
-----------------------------

Its
-----------------------------